UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 21, 2005

CSK Auto Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13927	86-0765798
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

645 E. Missouri Ave., Suite 400, Phoenix, Arizona		85012
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	602-265-9200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 21, 2005, the Board of Directors ("Board") of CSK Auto Corporation (the "Company") approved amendments to and a restatement of the Company’s 2004 Stock and Incentive Plan (the "Plan") that was approved by the Company’s shareholders in June 2004.

The amendments and restatement of the Plan (i) authorize the Board to delegate to a special subcommittee, consisting of one or more members of the Board who are also officers of the Company, the authority, subject to specific guidelines and limitations established by the Board, to grant Options (as defined in the Plan) and Restricted Stock (as defined in the Plan) under the Plan to certain officers and employees of the Company and/or its subsidiaries, and (ii) modify certain provisions of the Plan determined to be necessary or appropriate to ensure compliance with Section 409A of the Internal Revenue Code of 1986, as amended.

The form of the amendment and restatement of the Plan is filed with this Report as Exhibit 10.07.

Item 9.01 Financial Statements and Exhibits.

10.07 - 2004 Stock and Incentive Plan (as amended and restated effective as of January 1, 2005)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSK Auto Corporation

September 23, 2005	By:	Randi V. Morrison

Name: Randi V. Morrison
Title: Vice President, General Counsel & Secretary

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Exhibit Index

Exhibit No.	Description

10.07	2004 Stock and Incentive Plan (as amended and restated effective as of January 1, 2005)